                                                                      EXHIBIT 11
                         BATTLE MOUNTAIN GOLD COMPANY
                   COMPUTATION OF EARNINGS PER COMMON SHARE
              (in thousands, except share and per share amounts)

                                             Three Months Ended         Nine Months Ended
                                                September 30,             September 30,
                                          -------------------------  ------------------------
                                             1995          1994         1995         1994
                                          -----------  ------------  -----------  -----------
PRIMARY EARNINGS PER SHARE
 Earnings
 Net income                               $     2,753  $     1,451   $    12,863  $     7,383
 Deduct dividends on preferred shares           1,869        1,868         5,606        5,606
                                          -----------  -----------   -----------  -----------
 Net income applicable to common stock    $       884  $      (417)  $     7,257  $     1,777
                                          ===========  ===========   ===========  ===========

Shares
 Weighted average number of common
  shares outstanding                       81,064,104   80,887,150    81,004,617   80,604,867
 Assuming exercise of stock options
  reduced by the number of
  shares which could have been
  purchased with the proceeds from
  exercise of  such options                   452,363            -       466,470      540,037
 Assuming conversion of 6% convertible
  debentures                                4,848,485            -     4,848,485    4,848,485
                                          -----------  -----------   -----------  -----------
 Weighted average number of common
  shares outstanding, as adjusted          86,364,952   80,887,150    86,319,573   85,993,389
                                          ===========  ===========   ===========  ===========
 Primary earnings per common share               $.01        $(.01)         $.08         $.02
                                          ===========  ===========   ===========  ===========

FULLY DILUTED EARNINGS PER SHARE (1)
Earnings
 Net income                               $     2,753  $     1,451   $    12,863  $     7,383
                                          ===========  ===========   ===========  ===========

Shares
 Weighted average number of common
  shares outstanding                       81,064,104   80,887,150    81,004,617   80,604,867
 Assuming conversion of 6% convertible
  debentures                                4,848,485    4,848,485     4,848,485    4,848,485
 Assuming exercise of stock options
  reduced by the  number of shares which
  could have been purchased with the
  proceeds from exercise of such options      452,358      593,211       490,509      571,566
 Assuming conversion of preferred stock    10,952,600   10,952,600    10,952,600   10,952,600
                                          -----------  -----------   -----------  -----------
 Weighted average number of common
  shares outstanding, as adjusted          97,317,547   97,281,446    97,296,211   96,977,518
                                          ===========  ===========   ===========  ===========
 Net income per common share assuming
  full dilution                                  $.03         $.01          $.13         $.08
                                          ===========  ===========   ===========  ===========
ADDITIONAL PRIMARY COMPUTATION (1)
 Net income (loss) applicable to common
  stock, as adjusted per primary
  computation above                                    $      (417)               $     1,777
                                                       ===========                ===========

 Additional adjustment to weighted average
  number of shares outstanding:
 Weighted average number of shares
  outstanding, as adjusted per primary
  computation above                                     80,887,150                 80,604,867

 Anti-dilutive effect of outstanding
  options( as determined by the application
  of the treasury stock method)                            546,864                    540,037

 Anti-dilutive effect of conversion of
  6% convertible debentures                              4,848,485                  4,848,485
 Weighted average number of common                     -----------                -----------
  shares, as adjusted                                   86,262,500                 85,993,389
                                                       ===========                ===========
   Primary earnings (loss) per share,
    as adjusted                                               $.00                       $.02
                                                       ===========                ===========
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(1)  These calculations are submitted in accordance with Regulation S-K Item
     601(b)(11) although it is contrary to paragraphs 30 and 40 of APB Opinion
     No. 15 because it produces an anti-dilutive result.